EXHIBIT 4.1
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                              IMMUCELL CORPORATION


Common Stock Purchase Warrant issued by the Registrant to AMBI Inc. dated April 12, 2000

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Neither this Warrant nor the shares of Common Stock issuable on exercise of this
Warrant have been registered under the Securities Act of 1933. None of such securities may be transferred in the absence of registration under such Act or an opinion of counsel to the effect that such registration is not required.

                              IMMUCELL CORPORATION

                                     WARRANT

Dated: April 12, 2000

Number of Shares: 50,000

Holder:  AMBI INC.

Address:  4 Manhattanville Road, Purchase, New York 10577

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THIS CERTIFIES THAT the Holder is entitled to purchase from IMMUCELL
CORPORATION, a Delaware corporation (hereinafter called the "Company" or "IC")), the number of shares of the Company's common stock ("Common Stock") set forth above, at an Exercise Price equal to $5.29.

1.    Exercise.

     (a) This Warrant may be exercised in whole or in part at any time prior to expiration, except as set forth in Section 2. This Warrant may be from time to time exercised by the Holder, in whole or in part, by the surrender of this Warrant, duly endorsed, at the principal office of the Company and upon payment to the Company of the purchase price of the Common Shares purchased. Payment of the purchase price shall be made by (x) certified or official bank check or checks payable to the order of the Company or (y) agreement by the Holder to receive, in lieu of the number of shares otherwise issuable on such exercise, that number of Common Shares determined by dividing (A) the difference between the aggregate Market Price (as hereinafter defined) of the Common Shares issuable in respect of the Warrant so surrendered and the aggregate Exercise Price in respect of the Warrant or portion thereof so surrendered by (B) the Market Price per Common Share. The certificate(s) for such Common Shares shall be delivered to the Holder within a reasonable time, not exceeding five days, after the Warrants evidenced hereby shall have been so exercised and a new Warrant evidencing the number of Common Shares remaining to be issued upon exercise of the Warrant shall also be issued to the Holder within such time unless such Warrant shall have expired.

     (b) The term "Market Price" shall mean, for any day, the average of the last sale price for the Common Shares during the immediately preceding 10 trading days on which the shares

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         were traded on the principal securities exchange on which the Common
         Shares are listed or admitted to trading or if the Common Shares shall not be listed on such exchange or system, the closing bid price in the over-the-counter market, in each such case, unless otherwise provided herein, averaged over a period of five consecutive business days prior to the day as of which Market Price is being determined. If at any time the Common Shares are not listed on any such exchange or such system or quoted in the over-the-counter market, the Market Price of the Common Shares shall be deemed to be (an "Off-Exchange Price Determination") the fair value thereof, as determined in good faith by an independent appraisal firm selected by the Holder and reasonably acceptable to the Company and whose expenses shall be shared equally by the Company and the Holder.

2. Reference is a made to a License and Sublicense Agreement dated as of the date of this Warrant (the "Agreement") between Holder and IC. This warrant shall not be exercisable unless and until the date (the "Vesting Date") of the first governmental approval of a LICENSED PRODUCT (as defined in the Agreement).

3. All rights granted under this Warrant shall expire on the earlier of (i) April 12, 2003 if vesting has not occurred by that date, or (ii) the fourth anniversary of the Vesting Date.

4. This Warrant and the Common Stock issuable on exercise of this Warrant (the "Underlying Shares") may be transferred, sold, assigned or hypothecated, only if registered by the Company under the Securities Act of 1933 (the "Act") or if the Company has received from counsel to the Company a written opinion to the effect that registration of the Warrant or the Underlying Shares is not necessary in connection with such transfer, sale, assignment or hypothecation. The Holder shall through its counsel provide such information as is reasonably necessary in connection with such opinion. The Warrant and the Underlying Shares shall be appropriately legended to reflect these restrictions and stop transfer instructions shall apply.

5.   Any permitted assignment of this Warrant shall be effected by the Holder by
     (i) executing the form of assignment at the end hereof, (ii) surrendering the Warrant for cancellation at the office of the Company, accompanied by the opinion of counsel to the Company referred to above, the cost of which shall be shared equally by the Company and the holder; and (iii) unless in connection with an effective registration statement which covers the sale of this Warrant and or the shares underlying the Warrant, delivery to the Company of a statement by the transferee (in a form acceptable to the Company and its counsel) that such Warrant is being acquired by the Holder for investment and not with a view to its distribution or resale; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) new Warrants representing in the aggregate rights to purchase the same number of Shares as are purchasable under the Warrant surrendered. Such Warrants shall be exercisable immediately upon any such assignment of the number of Warrants assigned. The

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     transferor will pay all relevant transfer taxes. Replacement warrants shall bear the same legend as is borne by this Warrant.

6. The term "Holder" should be deemed to include any permitted record transferee of this Warrant. It is understood and agreed that this Warrant may not be transferred to any competitor of the Company or to any entity which may be making an offer to acquire control of the Company that is not supported by the Board of Directors of the Company.

7. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise hereof will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the periods within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of this Warrant and all other Warrants.

8. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

9. In the event that as a result of reorganization, merger, consolidation, liquidation, recapitalization, stock split, combination of shares or stock dividends payable with respect to such Common Stock, the outstanding shares of Common Stock of the Company are at any time increased or decreased or changed into or exchanged for a different number or kind of share or other security of the Company or of another corporation, then appropriate adjustments in the number and kind of such securities then subject to this Warrant shall be made effective as of the date of such occurrence so that the position of the Holder upon exercise will be the same as it would have been had it owned immediately prior to the occurrence of such events the Common Stock subject to this Warrant. Such adjustment shall be made successively whenever any event listed above shall occur and the Company will notify the Holder of the Warrant of each such adjustment. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this Warrant adjusted accordingly.

10. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware. Service of process shall be effective if by certified mail, return receipt requested. All notices shall be in writing and shall be deemed given upon receipt by the party to whom addressed. This instrument shall be enforceable by decrees of specific performances well as other remedies.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers under Its corporate seal, and to be dated as of the date set forth above.

IMMUCELL CORPORATION

By: /s/ Michael F. Brigham
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Title: President and CEO

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